UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  February 14, 2003



                            VITALLABS, INC.
             (Exact name of registrant as specified in its charter)



Nevada                         000-20598                      75-2293489
(State or other jurisdiction  (Commission                   (IRS Employer
of incorporation)             File Number)             Identification No.)



             1375 South Fort Harrison Ave., Clearwater Florida 33756
             (Address of principal executive offices       Zip Code)



      Registrant's telephone number, including area code:  727 461-3200



                             NOT APPLICABLE
            (Former name or former address, if changed since last report)




Item 1.  Changes in Control of Registrant.

  NOT APPLICABLE

Item 2.  Acquisition or Disposition of Assets.

  NOT APPLICABLE

Item 3.  Bankruptcy or Receivership.

  NOT APPLICABLE

Item 4.  Changes in Registrant's Certifying Accountants.

  NOT APPLICABLE

Item 5.  Other Events and Regulation FD Disclosure.

On March 5th, 2003, VitalLabs, Inc.'s wholly owned subsidiary, Med Tech Labs, Inc. ceased operations at its facility located in Clearwater, Florida. Med Tech Labs, Inc. has entered into an agreement with a local laboratory to process its patient laboratory results. The Company's board of directors is currently determining a plan for future operations of the Company.

Item 6.  Resignation of Registrant's Directors.

Although not required by the act, The Company is providing this information in the interest of more complete disclosure. On February 14, 2003 Mr. Lee Mullineaux died naturally. Mr. Mullineaux was a Company Director. On February 19th, 2003 Mr. John Hadden resigned as the Company's Chief Executive Officer and Director. On March 10th, 2003 Mr. Patrick Barmore resigned as a Company Director. Mr. Barmore subsequently resigned as President of the registrant. The remaining two board members are Edwin B. Salmon, Jr., its chairman and Thomas Kearney, the Company's Chief Financial Officer. The Company has not determined any candidates to fill these three vacancies on the board of directors at this time.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

8.  Change in Fiscal Year.

  NOT APPLICABLE

9.  Item FD Disclosure.




SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalLabs, INC.



By /s/ Thomas W. Kearney, CFO
Thomas W. Kearney, CFO
(Principal financial and accounting officer)

March 19, 2003